                                                                     EXHIBIT 11




                           MONARCH DENTAL CORPORATION
                       COMPUTATION OF PER SHARE EARNINGS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                          THREE MONTHS ENDED JUNE 30,      SIX MONTHS ENDED JUNE 30,
                                                          ---------------------------     ----------------------------
                                                             2000            1999            2000             1999
                                                          -----------     -----------     -----------     -----------

Net income                                                $     1,219     $     1,126     $     2,680     $     1,739
                                                          ===========     ===========     ===========     ===========


Weighted average common shares outstanding                     12,847          13,003          12,843          12,547
Weighted average common equivalent shares outstanding             527              --             495              --
                                                          -----------     -----------     -----------     -----------
Weighted average common and common equivalent
   shares outstanding                                          13,374          13,003          13,338          12,547
                                                          ===========     ===========     ===========     ===========

NET INCOME PER COMMON SHARE:
Net income                                                $      0.09     $      0.09     $      0.21     $      0.14
                                                          ===========     ===========     ===========     ===========

NET INCOME PER SHARE - ASSUMING DILUTION:


Net income                                                $      0.09     $      0.09     $      0.20     $      0.14
                                                          ===========     ===========     ===========     ===========